As filed with the Securities and Exchange Commission on July 27, 2010
Registration No. 333-58778

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
to
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AMERICAN ITALIAN PASTA COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1032368 (I.R.S. Employer Identification No.)
1251 N.W. Briarcliff Parkway, Suite 500
Kansas City, MO 64116
(Address, including zip code, of Principal Executive Offices)
AMERICAN ITALIAN PASTA COMPANY 2000 EQUITY INCENTIVE PLAN
(Full title of the plan)
John P. Kelly
1251 N.W. Briarcliff Parkway, Suite 500
Kansas City, MO 64116
(816) 584-5000
(Name, address, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
SIGNATURES
Index of Exhibits
EX-24.1

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8 (Registration No. 333-58788), with respect to 1,000,000 shares of Class A Convertible Common Stock, par value $0.001 per share (“Common Stock”), of American Italian Pasta Company (the “Company”), issuable under the American Italian Pasta Company 2000 Equity Incentive Plan, which was filed with the Securities and Exchange Commission on April 12, 2001 (the “Registration Statement”), and that certain Post-Effective Amendment No. 1 to the Registration Statement which was filed with the Securities and Exchange Commission on May 14, 2004.
     On July 27, 2010 (the “Effective Time”), pursuant to an Agreement and Plan of Merger dated as of June 20, 2010, as amended on July 15, 2010, by and among the Company, Ralcorp Holdings, Inc. (“Parent”) and Excelsior Acquisition Co., a wholly owned subsidiary of Parent (“Purchaser”), Purchaser merged with and into the Company with the Company being the surviving entity and becoming a wholly owned subsidiary of Parent. At the Effective Time, all outstanding shares of the Company’s Common Stock (other than shares of Common Stock held in the Company’s treasury and those as to which a stockholder had properly perfected appraisal rights as of the Effective Time) were cancelled and converted into the right to receive $53.00 in cash.
     All offerings of the Company’s Common Stock contemplated pursuant to all existing registration statements filed by the Company, including the Registration Statement, have been terminated. Accordingly, the Company hereby removes and withdraws from registration all shares of Common Stock registered pursuant to the Registration Statement that remain unsold.
[Signature page follows]

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on July 27, 2010.

AMERICAN ITALIAN PASTA COMPANY
By:	/s/ Paul R. Geist
Paul R. Geist
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.2 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John P. Kelly John P. Kelly	Chief Executive Officer and Director† (Principal Executive Officer)	July 27, 2010

/s/ Paul R. Geist Paul R. Geist	Chief Financial Officer (Principal Financial and Accounting Officer)	July 27, 2010

/s/ William R. Patterson* William R. Patterson	Director†	July 27, 2010

/s/ David W. Allen* David W. Allen	Director†	July 27, 2010

/s/ Jonathan E. Baum* Jonathan E. Baum	Director†	July 27, 2010

/s/ Cathleen S. Curless* Cathleen S. Curless	Director†	July 27, 2010

/s/ Robert J. Druten* Robert J. Druten	Director†	July 27, 2010

/s/ James A. Heeter* James A. Heeter	Director†	July 27, 2010

/s/ Ronald P. Kesselman* Ronald P. Kesselman	Director†	July 27, 2010

Signature	Title	Date

/s/ Tim M. Pollack* Tim M. Pollack	Director†	July 27, 2010

* By	/s/ Robert Schuller
Robert Schuller, Attorney-in-Fact

†	Collectively represent at least a majority of the Board of Directors

Index of Exhibits

Exhibit Number	Document

24.1	Power of Attorney